AFRANEX GOLD LIMITED

ACN 149 572 770

5 June 2013

The Directors

 Gold Crest Mines Inc

Email: m.colbert@goldcrestminesinc.com

Dear Sirs

TERMS SHEET – AFRANEX GOLD LIMITED AND GOLD CREST MINES INC

I refer to the terms sheet between Afranex Gold Limited (Afranex) and Gold Crest Mines Inc dated 26 February 2013 as varied by our previous letter agreement dated 26 March 2013 (Terms Sheet), copies of which are each included to this letter as Annexure A.

Clause 4 of the Terms Sheet provides (amongst other things) that:

“If the conditions set out [in clause 4] are not satisfied (or waived by the parties) on or before 30 June 2013, or such later date as agreed between the parties in writing, the agreement constituted by this Terms Sheet will be at an end and the parties will be released from their obligations under this Terms Sheet.”

Pursuant to clause 4 of the Terms Sheet, I am writing to you to seek your agreement to the extension of the date by which each of the conditions outlined in clause 4 of the Terms Sheet need to be satisfied, from 30 June 2013 to 31 January 2014.

Please confirm your agreement to the change of date for the satisfaction of the conditions in clause 4 of the Terms Sheet from 30 June 2013 to 31 January 2014 by signing this letter in the space provide below and returning a copy to our office.

Should you have any questions in relation to this matter, please do not hesitate to contact me.

Yours sincerely

TERRY GADENNE

Director

I, Matthew Colbert, being duly authorized by Gold Crest Mines Inc, confirm the agreement of Gold Crest Mines Inc to the extension of the date for satisfaction of the conditions precedent in clause 4 of the Terms Sheet to 31 January 2014.

/s/ Matthew Colbert

Matthew Colbert

Date:

Suite 8, 7 The Esplanade, Mount Pleasant WA 6153 Tel: (08) 9316 9100 Fax: (08) 9315 5475

THIRD DEED OF VARIATION TO LOAN FACILITY AGREEMENT DATED 26 JULY 2012

THIS DEED OF VARIATION is made the 26th day of July 2013

BETWEEN

AFRANEX GOLD LIMITED (ACN 149 572 770) of Suite 8, 7 The Esplanade, Mt Pleasant WA 6153 (**Lender**)

AND

GOLD CREST MINES INC. of 724 East Melter Lane, Spokane, Washington USA 99218 (**Borrower**)

VARIATION

The Parties hereby agree that the Loan Agreement dated 26 July 2012 which was subsequently amended pursuant to a First Deed of Variation dated 26 October 2012 and a Second Deed of Variation dated 13 February 2013(refer attached Appendix) shall be varied in the following manner:

i. **Clause 3.1 - Limit**

The deletion of "$25,000" and the insertion of "up to $100,000".

ii. **Clause 5 - Repayment**

The deletion of:

"The Borrower agrees to repay the Facility in full on the earlier of 30 June 2013 and completion under the terms sheet dated 13 February 2013 between the Lender and GCM (**Completion**). If repayable on Completion, the outstanding Facility will be deducted from the cash consideration payable by the Lender to purchase GCM's wholly owned subsidiary, Kisa Gold Mining Inc."

and, the insertion of:

"The Borrower agrees to repay the Facility in full on the earlier of 31 January 2014 and completion under the terms sheet dated 13 February 2013, and varied by agreement on 26 March 2013 and 5 June 2013, between the Lender and GCM (**Completion**). If repayable on Completion, the outstanding Facility will be deducted from the cash consideration payable by the Lender to purchase GCM's wholly owned subsidiary, Kisa Gold Mining Inc."